JOHN HANCOCK INSTITUTIONAL SERIES TRUST

           Instrument Changing Names of Series of Shares of the Trust

         The Trustees of John Hancock Institutional Series Trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated October 31, 1994, as amended from time to time, to the extent necessary to reflect the change of the names of John Hancock Fundamental Value Fund to John Hancock Small Capitalization Value Fund and John Hancock Small Capitalization Equity Fund to John Hancock Small Capitalization Growth Fund, effective January 1, 1998.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 3rd day of December, 1997.


/s/Edward J. Boudreau, Jr.                             /s/Leo E. Linbeck, Jr.
-------------------------                              ------------------------
Edward J. Boudreau, Jr.                                Leo E. Linbeck, Jr.

/s/James F. Carlin                                     /s/Patricia P. McCarter
-------------------------                              ------------------------
James F. Carlin                                        Patricia P. McCarter

/s/William H. Cunningham                               /s/Steven R. Pruchansk
-------------------------                              ------------------------
William H. Cunningham                                  Steven R. Pruchansky

/s/Charles F. Fretz                                    /s/Richard S. Scipione
-------------------------                              ------------------------
Charles F. Fretz                                       Richard S. Scipione

/s/Harold R. Hiser, Jr.                                /s/Norman H. Smith
-------------------------                              ------------------------
Harold R. Hiser, Jr.                                   Norman H. Smith

/s/Anne C. Hodsdon                                     /s/John P. Toolan
-------------------------                              ------------------------
Anne C. Hodsdon                                        John P. Toolan

/s/Charles L. Ladner
-------------------------
Charles L. Ladner



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


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COMMONWEALTH OF MASSACHUSETTS)
                             )ss
COUNTY OF SUFFOLK            )


         Then personally appeared the above-named Edward J. Boudreau, Jr., James
F. Carlin,  William H. Cunningham,  Charles F. Fretz, Harold R. Hiser, Jr., Anne
C. Hodsdon, Charles L. Ladner, Leo E. Linbeck, Jr., Patricia P. McCarter, Steven
R. Pruchansky, Richard S. Scipione, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 3rd day of December, 1997.


                                                   /s/Ann Marie White
                                                   --------------------
                                                   Notary Public

                                               My Commission Expires:  10/20/00